UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced departure of Mr. Scott Sutton, President, Chief Executive Officer and Chairman of the Board of Olin Corporation (the “Company”), which is expected to occur in the first half of 2024, on October 30, 2023, the Company and Mr. Sutton entered into a transition agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Sutton will remain an employee of the Company through June 30, 2024 (the “End Date”), unless his employment is terminated by either party before that date. On the date Mr. Sutton’s successor as President and Chief Executive Officer commences employment (which is not expected to be prior to January 31, 2024), Mr. Sutton will transition to the role of special advisor and serve in that capacity through the End Date (the “Special Advisor Period”) and advise on matters relating to the transition and provide other transition-related services.

During the Special Advisor Period, Mr. Sutton’s base salary will remain unchanged, and he will be eligible to receive a consulting bonus equal to his 2023 target annual cash bonus under the Company’s Short-Term Incentive Plan, payable in accordance with the terms and conditions of the Transition Agreement. Mr. Sutton will also remain eligible to receive his full bonus for 2023 under the Company’s Short-Term Incentive Plan. Although Mr. Sutton will not be eligible to receive any additional grants of equity, certain of his earlier equity awards, options and performance shares will vest in accordance with their terms and the terms of the Transition Agreement. In consideration for the various payments and benefits under the Transition Agreement, Mr. Sutton will provide a general release of claims and waivers, and be subject to confidentiality, non-competition, non-solicitation, and non-disparagement obligations.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Transition Agreement between Olin Corporation and Scott Sutton, Dated October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: November 2, 2023